    Exhibit 21    LIST OF SUBSIDIARIES

1957285 Ontario Inc. dba Quality Underwriting Services
2089729 Ontario, Inc.
2248848 Ontario Inc.
3065619 Nova Scotia Company
3257959 Nova Scotia Company
896988 Ontario Limited
9279-3280 Quebec Inc.
Accupath Diagnostic Laboratories, Inc.
Beacon Laboratory Benefit Solutions, Inc.
CannAmm GP Inc.
CannAmm Limited Partnership
Center for Disease Detection International
Center for Disease Detection, LLC (Delaware)
Center for Disease Detection, LLC (Texas)
Centrex Clinical Laboratories, Inc.
Clearstone Central Laboratories (U.S.) Inc.
Clearstone Holdings (International) Ltd.
Clipper Holdings, Inc.
Colorado Coagulation Consultants, Inc.
Colorado Laboratory Services, LLC
Correlagen Diagnostics, Inc.
Curalab Inc.
Cytometry Associates, Inc.
Czura Thornton (Hong Kong) Limited
DCL Acquisition, Inc.
DCL Medical Laboratories, LLC (FL)
DCL Medical Laboratories, LLC (DE)
DCL Sub LLC
Decision Diagnostics, L.L.C. (aka DaVinici/Medicorp LLC)
Diagnostic Services, Inc.
DIANON Systems, Inc.
DL Holdings Limited Partnership
Dynacare - Gamma Laboratory Partnership
Dynacare Company
Dynacare G.P. Inc.
Dynacare Holdco LLC
Dynacare Laboratories Inc.
Dynacare Laboratories Limited Partnership
Dynacare Northwest Inc.
Dynacare Realty Inc.
DynaLifeDX
DynalifeDX Infrastructure Inc.
Endocrine Sciences, Inc.
Esoterix Genetic Counseling, LLC
Esoterix Genetic Laboratories, LLC
Esoterix, Inc.
Execmed Health Services Inc.
FirstSource Laboratory Solutions, Inc.
Gamma Dynacare Central Medical Laboratories GP Inc.
Gamma Dynacare Central Medical Laboratory Limited Partnership
GDML Medical Laboratories Inc
Health Trans Services Inc.
HHLA Lab-In-An-Envelope, LLC
Home Healthcare Laboratory of America, LLC
IDX Pathology, Inc.
Impact Genetics Corp.

Impact Genetics, Inc.
Kaleida LabCorp, LLC
Lab Delivery Service of New York City, Inc.
LabCorp Belgium Holdings, Inc.
LabCorp BVBA
LabCorp Central Laboratories (Canada) Inc.
LabCorp Central Laboratories (China) Inc.
Labcorp Drug Development Inc. (f-Covance Inc.)
LabCorp Development Company
LabCorp Employer Services, Inc.
LabCorp Health System Diagnostics, LLC
LabCorp Indiana, Inc.
LabCorp Japan, G.K.
LabCorp Limited
LabCorp Michigan, Inc.
LabCorp Nebraska, Inc.
LabCorp Neon Ltd.
LabCorp Neon Switzerland S.à r.l.
LabCorp Specialty Testing Billing Service, Inc.
LabCorp Specialty Testing Group, Inc.
LabCorp Staffing Solutions, Inc.
LabCorp Tennessee, LLC
LabCorp UK Holdings, Ltd.
Laboratoire Bio-Medic Inc.
Laboratory Corporation of America
LabWest, Inc.
LipoScience, Inc.
Litholink Corporation
Medical Neurogenetics, LLC
Medtox Diagnostics, Inc.
Medtox Laboratories, Inc.
MEDTOX Scientific, Inc.
Monogram Biosciences, Inc.
National Genetics Institute
New Brighton Business Center LLC
New Imaging Diagnostics, LLC
New Molecular Diagnostics Ventures LLC
NWT Inc.
Orchid Cellmark ULC
Ovuline, Inc.
PA Labs, Inc.
Path Lab Incorporated
Pathology Associates Medical Lab, LLC
Persys Technology Inc.
Pixel by LabCorp
Princeton Diagnostic Laboratories of America, Inc.
Protedyne Corporation
Saint Joseph-PAML, LLC
Sequenom Biosciences (India) Pvt. Ltd.
Sequenom Center for Molecular Medicine, LLC
Sequenom, Inc.
Southern Idaho Regional Laboratory
SW/DL LLC
Tandem Labs Inc.
The LabCorp Charitable Foundation
Tri-Cities Laboratory, LLC
Viro-Med Laboratories, Inc.
Visiun Inc.

Yakima Medical Arts, Inc.

Labcorp Drug Development Inc. Operating Entities
Chiltern International Limited (CIL)
Chiltern Pesquisa Clinica Ltda
CJB Inc.
Covance (Barbados) Holdings Ltd.
Covance (Barbados) Ltd.
Covance Classic Laboratory Services Inc.
Covance Korea Services Limited
Covance Periapproval Services Inc.
Covance Peru Services S.A.
Fairfax Storage Limited
Havenfern Ltd
Hazpen Trustees Ltd.
Labcorp (Argentina) S.A.
Labcorp (Canada) Inc.
Labcorp (Polska) Sp. z o.o.
Labcorp Asia-Pacific Inc.
Labcorp Austria GmbH
Labcorp Bioanalytical Services LLC
Labcorp Brazil Pharmaceutical Services Limitada
Labcorp Central Laboratory Services Inc.
Labcorp Central Laboratory Services Limited Partnership
Labcorp Central Laboratory Services S.à r.l.
Labcorp Chile Services Limitada
Labcorp Clinical Development (Pty) Ltd
Labcorp Clinical Development AG
Labcorp Clinical Development ApS
Labcorp Clinical Development GmbH
Labcorp Clinical Development Hungaria Consultancy Limited Liability Company
Labcorp Clinical Development Limited
Labcorp Clinical Development Limited
Labcorp Clinical Development Ltd.
Labcorp Clinical Development Private Limited
Labcorp Clinical Development SARL
Labcorp Clinical Development SRL
Labcorp Clinical Development SRL
Labcorp Clinical Development Ukraine LLC
Labcorp Clinical Development, S. DE R. L. De C.V.
Labcorp Clinical Research Unit Inc.
Labcorp Clinical Research Unit Limited
Labcorp Clinical Research, LP
Labcorp CLS Holdings Limited LLC
Labcorp CLS Holdings Partnership LP
Labcorp Colombia Services Ltda.
Labcorp CRU Inc.
Labcorp Data Sciences Ukraine LLC
Labcorp Development (Asia) Pte. Ltd.
Labcorp Development Japan K.K.
Labcorp Development Limited
Labcorp Development Pty Ltd
Labcorp Development S.A.U.
Labcorp Drug Development India Private Limited
Labcorp Early Development Corporation
Labcorp Early Development Laboratories Inc.
Labcorp Early Development Laboratories Limited
Labcorp Early Development Services GmbH

Labcorp Endpoint (UK) Ltd
Labcorp Endpoint Clinical Inc.
Labcorp Endpoint India Private Limited
Labcorp Global Specimen Solutions Inc.
Labcorp Guatemala Services, S.A.
Labcorp Hong Kong Holdings Limited
Labcorp Hong Kong Services Limited
Labcorp International Group Limited
Labcorp International Holdings B.V.
Labcorp International Holdings Limited
Labcorp Latin America Inc.
Labcorp Luxembourg Sarl
Labcorp Neon Luxembourg Sarl
Labcorp New Zealand Limited
Labcorp Peri-Approval and Commercialization Inc.
Labcorp Pharmaceutical Research and Development (Beijing) Co., Ltd.
Labcorp Pharmaceutical Research and Development (Shanghai) Co., Ltd.
Labcorp Research Holdings, LLC
Labcorp Scientific Services & Solutions Private Limited
Labcorp Scientific Services and Solutions, Inc.
Labcorp Services (Thailand) Limited
Labcorp Services Malaysia Sdn. Bdn.
Labcorp Specialty Pharmacy LLC
Labcorp Taiwan Services Limited
Labcorp US Holdings Limited LLC
Labcorp US Holdings Partnership LP
LSR Pension Scheme Limited
Nexigent Inc.
Ockham Development Group (Holdings) UK Ltd
Ockham Europe Limited
PMD Properties, LLC
Reim LLC
SLJK LLC
SnapIoT Europe s.r.l.
SnapIOT, Inc.
SPHN, LLC
Texas Covance GP, Inc.
Theorem Clinical Research Holdings B.V.
Theorem Clinical Research International B.V
Theorem Clinical Research Latin America B.V.
Theorem Clinical Research Pte. Ltd.
Theorem Research Associates, Inc.

Labcorp Drug Development Inc. Inactive Entities
Covance NPA Inc.
Safe Foods International Holdings, LLC
Chiltern Research International (Hong Kong) Limited
Covance Genomics Laboratory LLC
JSG R&D LLC
Covance Clinical Development SRL
Theorem Clinical Research Co., Ltd.
Chiltern Clinical Research (Philippines) Inc
Chiltern International AB
Chiltern International Sro
Chiltern Investigacion Clinica Ltda
Covance Clinical and Periapproval Services LLC
Covance Consulting Limited
Covance CRS Analytics Ltd.

Covance CRS Developments Limited
Covance CRS International Limited
Covance Laboratories Korea Company Limited
Covance Pharma Consulting Limited
IFN Research, LLC
Integrated Development Associates Philippines, Inc
International Food Network LLC
Labcorp Research Limited
Labcorp UK Limited
Sciformix Europe Limited
The National Food Laboratory, LLC

Dynacare non-operating entities identified subsequent to the acquisition of Dynacare Inc. on July 25, 2002
1004679 Ontario Limited
563911 Ontario Limited
794475 Ontario Inc.
829318 Ontario Limited
854512 Ontario Limited
879606 Ontario Limited
900747 Ontario Ltd.
925893 Ontario Limited
942487 Ontario Ltd.
942489 Ontario Ltd.
942491 Ontario Limited
942492 Ontario Ltd.
947342 Ontario Ltd.
949235 Ontario Ltd.
958069 Ontario Inc.
977681 Ontario Inc.
978550 Ontario Ltd.
978551 Ontario Ltd.
Amherstview Medical Centre Developments Inc.
DHG Place Du Centre Clinique
Dynacare Canada Inc.
Dynacare International Inc.
Glen Davis Equities Ltd.
L.R.C. Management Service Inc.
Lawrence-Curlew Medical Centre Inc.
Roselat Developments Limited
St. Joseph's Health Centre
Stockwin Corporation Ltd.
Thistle Place Care Corp.
Toronto Argyro Medical Laboratories Ltd.
Woodstock Medical Arts Building Inc.